ADP Reports First Quarter Fiscal 2027 Results
•Revenues increased 6% compared to last year's first quarter to $5.5 billion; 6% organic constant currency
•Net earnings increased 11% to $1.1 billion, and adjusted net earnings increased 11% to $1.1 billion
•Adjusted EBIT increased 12% to $1.5 billion, and adjusted EBIT margin increased 130 basis points to 26.8%
•Diluted earnings per share ("EPS") increased 14% to $2.83; adjusted diluted EPS increased 13% to $2.82
•Raising full year guidance for revenue and adjusted diluted EPS growth

ROSELAND, N.J. – October 28, 2026 – ADP (Nasdaq: ADP), a global leader in HR and payroll solutions, today announced its first quarter fiscal 2027 financial results and updated its fiscal 2027 outlook.
First Quarter Fiscal 2027 Consolidated Results
Compared to last year’s first quarter, revenues increased 6% to $5.5 billion and 6% on an organic constant currency basis. Net earnings increased 11% to $1.1 billion, and adjusted net earnings increased 11% to $1.1 billion. Adjusted EBIT increased 12% to $1.5 billion, and adjusted EBIT margin increased 130 basis points to 26.8%. ADP’s effective tax rate for the quarter was 22.7% on both a reported basis and an adjusted basis. Diluted EPS increased 14% to $2.83, and adjusted diluted EPS increased 13% to $2.82.
"ADP is off to a strong start in fiscal 2027 with first quarter results that reflect the resilience of our business model and the trust our clients continue to place in us,” said Maria Black, President and Chief Executive Officer, ADP. “The complexity of work is growing faster than employers can manage alone and our clients are turning to us and our deep domain expertise to fundamentally change how work gets done inside their organizations. We enter the rest of fiscal 2027 well positioned to build on our current momentum."
“Our first quarter results exceeded our expectations across revenue growth, adjusted EBIT margin expansion, and adjusted EPS growth," said Peter Hadley, Chief Financial Officer, ADP. “Our ongoing commitment to a disciplined investment approach is enabling us to drive our AI transformation forward, and at the same time deliver strong financial results."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

First Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's first quarter:
•Employer Services revenues increased 6% on a reported basis and 6% on an organic constant currency basis
•U.S. pays per control increased 2%
•Employer Services segment margin increased 130 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's first quarter:
•PEO Services revenues increased 7%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 4%
•Average worksite employees paid by PEO Services increased 2% to about 771,000
•PEO Services segment margin was flat
Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's first quarter:
•Interest on funds held for clients increased 15% to $329 million
•Average client funds balances increased 6% to $36.9 billion
•The average interest yield on client funds increased 30 basis points to 3.6%

Fiscal 2027 Outlook
Certain components of ADP’s fiscal 2027 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2026 pre-tax gain of about $5 million related to a partial reversal of the workforce optimization initiatives from fiscal 2025 and 2024
•Fiscal 2026 pre-tax charges of about $91 million related to a business alignment program
•Fiscal 2026 pre-tax gain of about $8 million related to gains on ADP Ventures' investments
•Fiscal 2026 pre-tax net charges of about $18 million related to the settlement of a legal matter
•Fiscal 2027 pre-tax gain of about $3 million related to gains on ADP Ventures' investments

Consolidated Fiscal 2027 Outlook
•Revenue growth of about 6%
•Adjusted EBIT margin expansion of 70 to 90 basis points
•Adjusted effective tax rate of approximately 23%
•Diluted EPS growth of 12% to 14%
•Adjusted diluted EPS growth of 10% to 12%
Employer Services Segment Fiscal 2027 Outlook
•Employer Services revenue growth of about 6%
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 10 to 30 basis points
•Increase in U.S. pays per control of about 1%
PEO Services Segment Fiscal 2027 Outlook
•PEO Services revenue growth of 5% to 7%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 3% to 5%
•PEO Services average worksite employee count growth of about 2%
Client Funds Extended Investment Strategy Fiscal 2027 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of October 27, 2026. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 5.3%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $1.59 to $1.61 billion; this is based on anticipated growth in client funds balances of 4% to 5% and an average yield that is anticipated to increase to approximately 3.8%
•Total contribution from the client funds extended investment strategy of $1.59 to $1.61 billion

Fiscal 2027 Outlook

		Fiscal 2026 (unaudited)	July 29, 2026 Fiscal 2027 Outlook (a)	October 28, 2026 Fiscal 2027 Outlook (a)
Total ADP	Revenues	$21,947M	5 to 6%	~6%
	Adj. EBIT Margin	26.8%	70 to 90 bps	70 to 90 bps
	Adj. Effective Tax Rate	23.0%	~23%	~23%
	Adj. Diluted EPS	$11.12	9 to 11%	10 to 12%
Employer Services	Revenues	$14,831M	5 to 6%	~6%
	ES New Business Bookings	$2.2B	4 to 7%	4 to 7%
	Client Revenue Retention	92.1%	(30) to (10) bps	(30) to (10) bps
	U.S. Pays Per Control	1%	0 to 1%	~1%
PEO Services	Revenues	$7,128M	5 to 7%	5 to 7%
	Revenues Ex Zero-Margin Pass-throughs	$2,521M	3 to 5%	3 to 5%
	Average WSEs	762,000	~2%	~2%
Client Funds Interest	Average Client Funds Balances	$40.4B	3 to 4%	4 to 5%
	Yield on Client Funds Portfolio	3.4%	~3.7%	~3.8%
	Client Funds Interest Revenue	$1,355M	$1,540 to $1,560M	$1,590 to $1,610M
	Net Impact from Client Funds Extended Strategy	$1,315M	$1,545 to $1,565M	$1,590 to $1,610M
(a) Outlook contemplates the anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, October 28, 2026 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are posted to ADP’s website at investors.adp.com.
About ADP (Nasdaq: ADP)
ADP has been shaping the world of work with innovation and expertise for more than 75 years. As a global leader in HR and payroll solutions, ADP continuously works to solve business challenges for our clients and their workers, from simple, easy-to-use tools for small businesses to fully integrated platforms for global enterprises – and everything in between. Always Designing for People means we're focused on just that – people. We use our unmatched AI-driven insights and proven expertise to design innovative solutions that help people achieve greater success at work. More than 1.1 million clients across 140+ countries rely on ADP's exceptional service to support their people and drive their business forward. HR, Talent, Time Management, Benefits, Compliance, and Payroll. Learn more at ADP.com

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended
	September 30,
	2026	2025
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,356.2	$3,203.5
Interest on funds held for clients	329.3	286.8
PEO revenues (a) (b) (c)	1,805.2	1,684.9
Total revenues	5,490.7	5,175.2

Expenses:
Costs of revenues:
Operating expenses (b) (c)	2,584.9	2,461.6
Research and development	251.3	251.2
Depreciation and amortization	129.0	123.3
Total costs of revenues	2,965.2	2,836.1

Selling, general, and administrative expenses	1,062.8	1,006.3
Interest expense	148.1	135.4
Total expenses	4,176.1	3,977.8

Other (income)/expense, net	(140.3)	(110.1)

Earnings before income taxes	1,454.9	1,307.5

Provision for income taxes	329.7	294.5

Net earnings	$1,125.2	$1,013.0

Basic earnings per share	$2.84	$2.50

Diluted earnings per share	$2.83	$2.49

Components of Other (income)/expense, net:
Interest income on corporate funds	$(133.7)	$(101.5)
Realized (gains)/losses on available-for-sale securities, net	1.4	(1.5)
Non-service components of pension income, net	(5.1)	(7.1)
Net (gain)/loss on ADP Ventures' investments	(2.9)	—
Other (income)/expense, net	$(140.3)	$(110.1)

(a) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $18,991.0 million and $18,534.4 million for the three months ended September 30, 2026 and 2025, respectively.

(b) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $1,228.6 million and $1,131.0 million for the three months ended September 30, 2026 and 2025, respectively.

(c) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $145.1 million and $134.9 million for the three months ended September 30, 2026 and 2025, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	September 30,	June 30,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$3,277.0	$4,230.1
Accounts receivable, net of allowance for doubtful accounts of $50.3 and $44.5, respectively	3,524.0	3,521.1
Other current assets	1,291.6	852.1
Total current assets before funds held for clients	8,092.6	8,603.3
Funds held for clients	44,733.3	43,957.8
Total current assets	52,825.9	52,561.1
Property, plant and equipment, net	644.3	641.3
Operating lease right-of-use assets	382.5	388.6
Deferred contract costs	3,200.8	3,244.1
Other assets	1,463.1	1,420.5
Goodwill	3,281.1	3,284.4
Intangible assets, net	1,656.1	1,653.3
Total assets	$63,453.8	$63,193.3

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$138.7	$162.5
Accrued expenses and other current liabilities	3,329.3	3,218.5
Accrued payroll and payroll-related expenses	579.2	1,039.4
Dividends payable	670.2	671.9
Short-term deferred revenues	257.9	267.5
Obligations under reverse repurchase agreements (a)	198.3	139.3
Income taxes payable	153.1	110.3
Total current liabilities before client funds obligations	5,326.7	5,609.4
Client funds obligations	46,039.6	44,415.5
Total current liabilities	51,366.3	50,024.9
Long-term debt	4,965.3	4,964.1
Operating lease liabilities	308.0	306.7
Other liabilities	1,127.1	1,141.4
Deferred income taxes	218.8	339.1
Long-term deferred revenues	376.2	385.9
Total liabilities	58,361.7	57,162.1

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at September 30, 2026 and June 30, 2026; outstanding, 395.6 and 397.8 shares at September 30, 2026 and June 30, 2026, respectively	63.9	63.9
Capital in excess of par value	3,145.1	3,067.9
Retained earnings	27,412.1	26,967.4
Treasury stock - at cost: 243.1 and 240.9 shares at September 30, 2026 and June 30, 2026, respectively	(23,958.6)	(23,165.9)
Accumulated other comprehensive income/(loss)	(1,570.4)	(902.1)
Total stockholders’ equity	5,092.1	6,031.2
Total liabilities and stockholders’ equity	$63,453.8	$63,193.3

(a) As of September 30, 2026, $195.2 million of long-term marketable securities, and $3.1 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements. As of June 30, 2026, $138.6 million of long-term marketable securities, and $0.7 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Three Months Ended
	September 30,
	2026	2025
Cash Flows from Operating Activities:
Net earnings	$1,125.2	$1,013.0
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	155.0	146.7
Amortization of deferred contract costs	302.6	298.6
Deferred income taxes	80.6	64.8
Stock-based compensation expense	67.2	58.7
Bad debt expense	16.4	10.3
Net pension income	(2.2)	(3.8)
Net accretion of discounts and amortization of premiums on available-for-sale securities	(50.0)	(22.5)
Other	2.0	2.5
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(21.5)	102.0
Increase in deferred contract costs	(263.1)	(271.4)
Increase in other assets	(346.2)	(342.4)
Decrease in accounts payable	(25.6)	(38.0)
Decrease in accrued expenses and other liabilities	(389.4)	(376.2)
Net cash flows provided by operating activities	651.0	642.3

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(2,665.7)	(3,604.6)
Proceeds from the sales and maturities of corporate and client funds marketable securities	1,958.5	1,896.0
Capital expenditures	(52.7)	(46.7)
Additions to intangibles	(117.1)	(94.1)
Acquisitions of businesses, net of cash acquired	—	0.5
Other	(5.4)	(13.7)
Net cash flows used in investing activities	(882.4)	(1,862.6)

Cash Flows from Financing Activities:
Net increase in client funds obligations	1,654.0	573.1
Net cash received/(distributed) from the Internal Revenue Service	50.9	(11.5)
Payments of debt	(0.3)	(0.3)
Repurchases of common stock	(758.8)	(366.0)
Net repurchases for stock-based compensation plans and stock purchase plan	(27.6)	(57.8)
Dividends paid	(677.0)	(626.7)
Net proceeds related to reverse repurchase agreements	49.9	214.8
Net proceeds related to commercial paper	—	438.5
Other	13.9	—
Net cash flows provided by financing activities	305.0	164.1

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	6.6	(6.7)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	80.2	(1,062.9)

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	10,625.2	5,054.6
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$10,705.4	$3,991.7

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash, cash equivalents, and restricted cash	$3,299.2	$2,478.0
Restricted cash and restricted cash equivalents included in funds held for clients	7,406.2	1,513.7
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$10,705.4	$3,991.7

Supplemental disclosures of cash flow information:
Cash paid for interest	$130.7	$130.3
Cash paid for income taxes, net of income tax refunds	$187.2	$73.8

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	September 30,
	2026	2025	% Change
Segment revenues
Employer Services	$3,685.4	$3,491.2	6%
PEO Services	1,808.1	1,687.5	7%
Other	(2.8)	(3.5)	n/m
Total revenues	$5,490.7	$5,175.2	6%

Segment earnings
Employer Services	$1,343.5	$1,228.8	9%
PEO Services	234.4	218.8	7%
Other	(123.0)	(140.1)	n/m
Total pretax earnings	$1,454.9	$1,307.5	11%

Segment margin
Employer Services	36.5%	35.2%	1.3%
PEO Services	13.0%	13.0%	0.0%
Other	n/m	n/m	n/m
Total pretax margin	26.5%	25.3%	1.2%

	Three Months Ended
	September 30,
Earnings per share information	2026	2025	% Change
Net earnings	$1,125.2	$1,013.0	11%

Basic weighted average shares outstanding	396.5	405.1	(2)%
Basic earnings per share	$2.84	$2.50	14%

Diluted weighted average shares outstanding	397.6	406.5	(2)%
Diluted earnings per share	$2.83	$2.49	14%

	Three Months Ended
	September 30,
	2026	2025
Key Statistics:
Employer Services:
Change in pays per control - U.S. (a)	2%	0%

PEO Services:
Paid PEO worksite employees at end of period	770,000	752,000
Average paid PEO worksite employees during the period	771,000	754,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$1,228.6	$1,131.0
Workers' compensation and state unemployment taxes	$145.1	$134.9

(a) U.S. pays per control represents the approximate growth in the number of employees on ADP clients' processed payrolls in the United States when measured on a same-store-sales basis for a subset of Employer Services clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	September 30,
	2026	2025	% Change
Average investment balances at cost (in billions)
Funds held for clients	$36.9	$34.9	6%
Corporate extended (a)	$10.7	$9.0	19%
Short-term financing to support Client Funds Strategy (a)	$10.7	$9.0	19%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	3.6%	3.3%
Corporate extended (a)	4.0%	3.5%
Short-term financing to support Client Funds Strategy (a)	3.7%	4.4%

Interest income (expense)
Funds held for clients	$329.3	$286.8	15%
Corporate extended (b)	106.1	78.7	35%
Short-term financing to support Client Funds Strategy (b)	(102.5)	(101.8)	1%
Net Impact from Client Funds Strategy	$332.9	$263.7	26%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	September 30,
	2026	2025
Average balance - Client short	$6.9	$6.6
Average balance - Client extended	15.0	14.5
Average balance - Client long	15.0	13.8
Average balance - Funds held for clients (in billions)	$36.9	$34.9

Average interest rate - Client short	3.1%	3.8%
Average interest rate - Client extended	3.9%	3.1%
Average interest rate - Client long	3.4%	3.2%
Average interest rate - Funds held for clients	3.6%	3.3%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	September 30,
	2026	2025
Corporate extended interest income (b)	$106.1	$78.7
All other interest income	27.6	22.8
Total interest income on corporate funds (component of Other (income)/expense, net)	$133.7	$101.5

Short-term financing to support Client Funds Strategy (b)	$102.5	$101.8
All other interest expense	45.6	33.6
Total interest expense	$148.1	$135.4

(a) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(b) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended
	September 30,		% Change
	2026	2025	As Reported
Net earnings	$1,125.2	$1,013.0	11%
Adjustments:
Provision for income taxes	329.7	294.5
All other interest expense (a)	45.6	33.6
All other interest income (a)	(27.6)	(22.8)
Net (gain)/loss on ADP Ventures' investments (b)	(2.9)	—
Adjusted EBIT	$1,470.0	$1,318.3	12%
Adjusted EBIT Margin	26.8%	25.5%

Provision for income taxes	$329.7	$294.5	12%
Adjustments:
Net (gain)/loss on ADP Ventures' investments (c)	(0.7)	—
Adjusted provision for income taxes	$329.0	$294.5	12%
Adjusted effective tax rate (d)	22.7%	22.5%

Net earnings	$1,125.2	$1,013.0	11%
Adjustments:
Net (gain)/loss on ADP Ventures' investments (b)	(2.9)	—
Income tax provision for net (gain)/loss on ADP Ventures' investments (c)	0.7	—
Adjusted net earnings	$1,123.0	$1,013.0	11%

Diluted EPS	$2.83	$2.49	14%
Adjustments:
Net (gain)/loss on ADP Ventures' investments (b) (c)	(0.01)	—
Adjusted diluted EPS	$2.82	$2.49	13%

(a) In adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) Represents (gains)/losses on investments made through our Corporate Venture Capital arm, ADP Ventures. (Gains)/losses on these investments may result from observable price changes, changes in ownership interest, accrued interest income, and impairment charges. These adjustments may be highly variable, are predominantly non-cash, are outside our control, and are not fundamental to the underlying operations of our business model.

(c) The income tax provision was calculated based on the marginal rate in effect during the period of the adjustment.

(d) The adjusted effective tax rate is calculated as our adjusted provision for income taxes divided by the sum of our adjusted net earnings plus our adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic constant currency, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one-year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one-year period preceding the transaction. The impact of foreign currency is determined by calculating the current year results using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended
	September 30,
Revenue growth consolidated:	2026	2025

Employer Services	6%	7%
PEO Services	7%	7%
Consolidated revenue growth as reported	6%	7%
Adjustments:
Impact of acquisitions	—%	(1)%
Impact of foreign currency	—%	(1)%
Consolidated revenue growth, organic constant currency	6%	6%

Segment:

Employer Services revenue growth as reported	6%	7%
Adjustments:
Impact of acquisitions	—%	(1)%
Impact of foreign currency	—%	(1)%
Employer Services revenue growth, organic constant currency	6%	5%
Note: Numbers may not foot due to rounding.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2026 to Fiscal 2027 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2027
	Fiscal 2026		Outlook
Earnings before income taxes / margin (GAAP)	$5,730.3	26.1%	120 to 140 bps
All other interest expense (a)	141.0	60 bps	10 bps
All other interest income (a)	(92.9)	(40) bps	(10) bps
Optimization initiatives - FY26	(4.5)	-	-
Business alignment program - FY26	91.1	40 bps	(40) bps
Net (gain)/loss on ADP Ventures' investments - FY26	(8.4)	-	-
Legal settlements - FY26	18.0	10 bps	(10) bps
Adjusted EBIT margin (Non-GAAP)	$5,874.6	26.8%	70 to 90 bps

Effective tax rate (GAAP)		23.0%	23.0%
Optimization initiatives - FY26		-	-
Business alignment program - FY26		-	-
Net (gain)/loss on ADP Ventures' investments - FY26		-	-
Legal settlements - FY26		-	-
Adjusted effective tax rate (Non-GAAP)		23.0%	23.0%

Diluted earnings per share (GAAP)		$10.94	12% to 14%
Optimization initiatives - FY26		(0.01)	-
Business alignment program - FY26		0.17	(2)%
Net (gain)/loss on ADP Ventures' investments - FY26		(0.02)	-
Legal settlements - FY26		0.04	-
Adjusted diluted earnings per share (Non-GAAP)		$11.12	10% to 12%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures, including as a result of artificial intelligence; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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